                                                                  EXHIBIT 10.1.2

                             SIXTH AMENDMENT TO THE
                               KAYDON CORPORATION
                    EMPLOYEE STOCK OWNERSHIP AND THRIFT PLAN

         Sixth Amendment to the above plan made this 21st day of December, 2005, by Kaydon Corporation ("Employer").

         1. Recitation. The Employer wishes to amend the plan provisions relating to distributions of small account balances to comply with the requirements of Code Section 401(a)(31)(B) as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001 and Regulations and IRS Notice 2005-5 which authorizes the elimination of mandatory single-sum distributions pursuant to Code Section 411(a)(11) without violation of Code Section 411(d)(6).

         2.       Amendment. The plan is amended at Section 7.3(a)(i), (ii) and
                  (iii) to reduce the cash out limit under the plan to $1,000.

         3.       Effective Date. This Amendment shall be effective March 28,
                  2005.

         4. Revised Pages. The Amendments reflected above are incorporated in revised pages which shall be substituted for their counterparts and the removed pages shall be attached to this amendment.

         IN WITNESS WHEREOF, the Employer has caused this instrument to be executed by a proper officer the day and year first above written.



                                            KAYDON CORPORATION


                                            By  /s/ Brian P. Campbell
                                                --------------------------------

                                                Its  President
                                                     ---------------------------

                                            And /s/ John F. Brocci
                                                --------------------------------

                                                Its  Secretary
                                                     ---------------------------

                               KAYDON CORPORATION
                    EMPLOYEE STOCK OWNERSHIP AND THRIFT PLAN
     (AS AMENDED AND RESTATED FEBRUARY 19, 2002 EFFECTIVE JANUARY 1, 1997)

                           (A) AMOUNT. The distribution does not exceed the
                  immediate and heavy financial need of the participant (including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably expected to result from the distribution);

                           (B) DISTRIBUTION AND LOANS. The participant has
                  obtained all distributions (other than for hardship) and all nontaxable loans currently available under all plans maintained by the Employer (or Affiliated Employer);

                           (C) SUSPENSION. The participant's Participant
                  Contributions to this Plan and all other qualified and nonqualified plans of deferred compensation (other than health or welfare benefit plans) maintained by the Employer (or Affiliated Employer) are required to be suspended for twelve
                  (12) months (six (6) months, effective January 1, 2002) after receipt of the Hardship distribution; and

                           (D) REDUCED ELECTIVE. Under all plans maintained by
                  the Employer (or Affiliated Employer), the participant may not make Elective Contributions for the taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for that next taxable year less the amount of the participant's Salary Deferred Contributions for the taxable year of the hardship distribution.

         7.3 METHOD OF PAYMENT. Effective on the first day of the 1987 Plan Year, January 1, 1987, except as provided, payments from a participant's Accounts at or after a Distributive Event shall be made by a single payment within one (1) taxable year of the recipient.

         (a) CASH-OUT. The Participant's consent is not required with respect to the following distributions.

                  (i) ON OR AFTER MARCH 28, 2005. For distributions made on or after March 28, 2005, if a Participant's Vested Account Balance is $1,000 or less and the Participant's employment terminates for any reason other than death, the Participant's Vested Account Balance shall be distributed as soon as administratively feasible following the end of the Plan Year in which the Participant's employment terminates. The Participant may elect earlier payment. To the extent consistent with Regulations and other guidance, the Participant's Vested Account Balance shall be determined without regard to the portion of the account balance that is attributable to rollovers and direct transfers, including earnings, from an eligible plan under Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16).

                  (ii) BEFORE MARCH 28, 2005. For Plan Years beginning on or after August 6, 1997, with distributions made before March 28, 2005:

                           (A) ON OR AFTER OCTOBER 17, 2000. A distribution made
                  on or after October 17, 2000, but before March 28, 2005, when the participant's Vested Account Balance is $5,000 (or such larger amount as may be specified in Code Section 411(a)(11)(A)) or less. Effective January 1, 2002, the value of a participant's Vested Account Balance shall be determined without regard to that portion of the Account Balance that is attributable to rollover contributions (and allocable earnings) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16).

                           (B) MARCH 22, 1999, THROUGH OCTOBER 17, 2000. A
                  distribution made on or after March 22, 1999, and before October 17, 2000, when the participant's Vested Account Balance is $5,000 or less unless the distribution is one of a series of scheduled periodic payments and the participant's consent was required at the time the initial payment was made.

                             (C) BEFORE MARCH 22, 1999. A distribution made
                  before March 22, 1999, when the participant's Vested Account Balance, including any earlier distribution, is $5,000 or less.

                  (iii) BEFORE AUGUST 6, 1997. For Plan Years beginning before August 6, 1997, a distribution when the participant's Vested Account Balance, including any earlier distribution, is $3,500 or less.

         (b) TERMINATION. On recognition by the Employer of termination of the Plan, Elective Contributions and Qualifying Accounts must be transferred to any other defined contribution plan maintained by the Employer or a member of a controlled group including the Employer (other than a Code Section 4975(e)(7) employee stock ownership plan).

         (c) STOCK. Except as otherwise provided, all distributions shall be in whole shares of Stock if and to the extent the distribution is from an Account invested in whole or in part in Stock. All other distributions shall be in cash. Any fractional share of Stock otherwise distributable shall also be distributed in cash.

                  (i) ELECTION AGAINST STOCK. Any participant or other payee may elect on the appropriate form to receive in cash all or part of the portion of a distribution which would otherwise be made in Stock.